UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 31, 2018
Date of Report (Date of earliest event reported)

XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14101 Capital Boulevard, Youngsville, NC 27596
(Address of principal executive offices)

(919) 526-1400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD.

On December 22, 2017, the United States (“U.S.”) enacted the Tax Cuts and Jobs Act (“TCJA”), which made significant changes to U.S. federal income tax law. Key features of the TCJA include a reduction of the corporate income tax rate from 35% to 21%; limitations on the deductibility of interest expense; and the transition of the U.S. system for international taxation from a worldwide tax regime to a territorial tax regime, including the imposition of a repatriation tax on unrepatriated earnings of foreign subsidiaries.

For Xerium Technologies, Inc. (the “Company”, “we”, “us” or “our”), the impact of the TCJA is expected to be neutral to our cash flows from operations for the foreseeable future given our domestic net operating loss carryforward position. We are continuing to assess the impact of the TCJA on the Company’s deferred tax assets and the valuation allowance that offsets our deferred tax assets, and we may release all or part of that valuation allowance based upon additional analysis for the period ended at December 31, 2017, or in future periods.

The ultimate impact of the TCJA may differ from the Company’s estimates due to changes in the interpretations and assumptions made by the Company, as well as additional regulatory guidance that may be issued. The Company intends to provide updated and additional information regarding impacts of the TCJA in connection with its fourth quarter 2017 earnings release and its Annual Report on Form 10-K for the year ended December 31, 2017.

Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Forward-looking information includes, among other information, the TCJA’s impact on us, rate base, valuation of deferred tax assets and liabilities and cash flow, as well as assumptions and other statements identified in this document by the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “preliminary,” “should,” “will,” “would” and similar expressions.

Although we believe that our expectations are based on reasonable assumptions, forward-looking statements are not guarantees of future performance or of the outcome indicated. Any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Factors, in addition to those discussed in our Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 1, 2017 and subsequent securities filings, that could cause actual results to differ materially include: general economic conditions, including inflation rates, monetary fluctuations and their impact on translated revenues; business conditions in the global pulp and paper industry, competitive factors; unusual weather; effects of geopolitical events, including war and acts of terrorism; state, federal and foreign legislative and regulatory initiatives; additional or new tax guidance; availability or cost of capital; and employee workforce factors. Any forward-looking statement in this Form 8-K reflects our current views with respect to future events. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

The information contained under Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

By	/s/ Clifford E. Pietrafitta
Name:	Clifford E. Pietrafitta
Title:	Executive Vice President and CFO

Date:  January 31, 2018